Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Medigus Ltd. of our report dated April 21, 2020 relating to the financial statements, which appears in Medigus Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
May 4, 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited